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                                                                    EXHIBIT 11.1


                     GEOWASTE INCORPORATED AND SUBSIDIARIES

                     COMPUTATION OF NET EARNINGS PER SHARE

                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995





                                                                                                                        Fully
                                                                                             Primary                   Diluted
                                                                                             -------                   -------

                 Weighted Average Common Shares
                 outstanding . . . . . . . . . . . . . . . . . . . . . . .                  18,662,605               18,662,605

                 Convertible debt  . . . . . . . . . . . . . . . . . . . . .                   --                     2,774,475

                 Stock options and warrants outstanding  . . . . . . . . . .                 1,514,008                2,028,952
                                                                                           -----------              -----------

                 Weighted average shares of common shares outstanding  . . .
                                                                                            20,176,613               23,466,032
                                                                                           ===========              ===========
                 Net income  . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                           $   475,822              $   558,361
                                                                                           ===========              ===========
                 Earnings per share  . . . . . . . . . . . . . . . . . . . .
                                                                                           $       .02              $       .02
                                                                                           ===========              ===========





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